                                                                         EX 99.1

                       THE GUARANTEE LIFE COMPANIES INC.
                                Guarantee Centre
                            8801 Indian Hills Drive
                             Omaha, Nebraska 68114

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       OF

                       THE GUARANTEE LIFE COMPANIES INC.

                                   PROXY CARD

  The person(s) signing on the reverse side of this Proxy Card hereby appoint(s) Robert D. Bates, William L. Bauhard, and Richard A. Spellman proxies, with full power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, on the matters set forth on the reverse side, the number of shares of Common Stock of The Guarantee Life Companies Inc. which the person(s) signing on the reverse side would be entitled to vote and with all powers said person(s) would possess if present at the Special Meeting of the Shareholders of The Guarantee Life Companies Inc. to be held December 30, 1999, or any adjournment thereof.

  Please mark, sign and date the reverse side of this Proxy Card and return it in the enclosed envelope addressed to ChaseMellon. If you sign, date and mail your Proxy Card without indicating how you want to vote, your proxy will be voted FOR the merger proposal.

                          .  FOLD AND DETACH HERE .

                            YOUR VOTE IS IMPORTANT!

                        You can vote in one of two ways:

1. Call toll-free 1-800-840-1208 using a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope addressed to ChaseMellon.

 .   Holders of a majority of shares of Guarantee common stock must be present by proxy or in person in order for the Special Meeting to be held as scheduled on December 30, 1999. Your vote is vital--your shares cannot be voted unless you sign and return your proxy card or vote by telephone.

                                  PLEASE VOTE
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 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL   Please   X
------------------------------------------------------------------
                                                                    mark
                                                                    your
                                                                    votes
                                                                    as
                                                                    indicated
                                                                    in
                                                                    this
                                                                    example

(1)A proposal (the "Merger Proposal") to:

  (a) adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 19, 1999, as amended and restated as of October 14, 1999 (the "Merger Agreement"), among Jefferson-Pilot Corporation, a North Carolina corporation ("Jefferson Pilot"), LG Merger Corp., a Delaware corporation and a wholly owned subsidiary of Jefferson Pilot, and The Guarantee Life Companies Inc., a Delaware corporation ("Guarantee");

  (b) approve the merger contemplated by the Merger Agreement; and

  (c) authorize the acquisition of Guarantee's common stock by Jefferson Pilot under the Nebraska Shareholders Protection Act.

  The proxies are instructed to vote on the Merger Proposal as follows:

                               FOR AGAINST  ABSTAIN
                               [_]    [_]    [_]

(2) Such other business as may properly be brought before the special meeting or any adjournment of the special meeting.

* * * IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW * * *

                                     -----


Signature(s) _____________________ Signature(s) _____________________ Date ____
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

               . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .

                    -----------------------------------------
                               HELP US SAVE MONEY

                            .  VOTE BY TELEPHONE  .

                       QUICK * * *  EASY  * * *  IMMEDIATE
                    ----------------------------------------

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: CALL TOLL-FREE USING A TOUCH-TONE TELEPHONE 1-800-840-1208
              ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL.
              You will be asked to enter the 11-digit Control Number located in the lower right corner of this form

 Proposal: To vote FOR the Merger Proposal, press [1], to vote AGAINST the Merger Proposal, press [9], to ABSTAIN on the Merger Proposal, press [0].

             When asked, you must confirm your vote by pressing 1.

    If you vote by telephone, there is no need to mail back your proxy card.

                             THANK YOU FOR VOTING.

Call * * Toll-Free * * * On a Touch-Tone Telephone

1-800-840-1208 ANYTIME

There is NO CHARGE to you for this call.                 Control number________